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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of January 24, 2001, but effective as of January 2, 2001 (the "EFFECTIVE DATE"), by and between CyberGuard Corporation, a Florida corporation (the "COMPANY"), and Scott J. Hammack (the "EMPLOYEE").

         WHEREAS, the Company, through its Board of Directors, desires to retain the services of Employee, and Employee desires to be retained by the Company, on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT. During his employment hereunder, Employee will serve as the Chief Executive Officer of the Company.

         2. TERM. The term ("TERM") of this Agreement shall commence on the Effective Date and shall continue until otherwise terminated in accordance with the terms of this Agreement.

         3. DUTIES. Employee shall have general and active charge of the business and affairs of the Company and, in such capacity, shall have responsibility for the day-to-day operations of the Company, subject to the authority and control of the Board of Directors of the Company. Throughout the Term (as defined herein), Employee shall devote his business time and attention to the affairs of the Company as appropriate to his duties and responsibilities hereunder; provided, however, that the Board of Directors acknowledges that Employee is a resident of Illinois, though it is required that Employee will change his principal residence from Lake Bluff, Illinois to a location in Florida. Notwithstanding any other provision of this Agreement to the contrary, the Company acknowledges and agrees that nothing in this Agreement shall preclude Employee from (a) devoting reasonable periods required for serving as a director or member of any advisory committee of other business organizations involving no conflict of interest with the interests of the Company, (b) engaging in charitable and community activities or (c) managing his personal investments.

         4.       COMPENSATION.

                  (a) SALARY. During the Term, Employee shall be paid a base salary of two hundred thousand dollars ($200,000.00) per year, payable in equal installments not less than monthly ("BASE SALARY"). Employee's Base Salary shall be reviewed at least annually by the Company's Board of Directors or any committee of the Company's Board of Directors delegated the authority to review executive compensation, but in no event may the Base Salary be reduced during the Term.

                  (b) OPTION. Employee is hereby awarded an option to acquire 500,000 shares ("OPTION Shares") of Company common stock under the Company's Employee Stock Option Plan (the "STOCK OPTION PLAN"), at an exercise price of $1.51 per share. The Option Shares shall be exercisable as follows:
100,000 of the Option Shares shall be exercisable on such date that Employee establishes his principal residence in Florida and, except as otherwise provided in this Agreement, the remaining Option Shares shall be exercisable as follows:
133,333 of the Option Shares shall be exercisable on the first (1st) anniversary of the Effective Date, 133,333 of the Option Shares shall be exercisable on the second (2nd) anniversary of this Effective Date and the remaining 133,334 of the Option Shares shall be exercisable on the third (3rd) anniversary of the Effective Date. The Option Shares shall become immediately exercisable upon the occurrence of certain events described in Paragraphs 7 and 8 of this Agreement. An agreement shall be


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prepared providing for other terms and conditions regarding the Option Shares that are typical of other executives' option agreements (a representative sample of which is attached hereto as Exhibit A).

                  (c) BONUS. Employee shall participate in the management bonus program established by the Company (a copy of the terms of which is attached hereto as Exhibit B) with an initial annual targeted bonus equal to 100% of Employee's Base Salary (hereafter the "MANAGEMENT BONUS PROGRAM").

                  (d) INSURANCE. During the Term, Employee shall be entitled to participate in all such health, life, disability and other insurance programs, if any, that the Company may offer to other key executive employees of the Company from time to time.

                  (e) OTHER BENEFITS. During the Term, Employee shall be entitled to all such other benefits, if any, that the Company may offer to other key executive employees of the Company from time to time.

                  (f) PAID TIME OFF. Employee shall be entitled to six (6) weeks' paid-time-off leave (in addition to holidays) in each calendar year during the Term; however, Employee may take only two (2) weeks' paid-time-off leave within any calendar month. Except with respect to paid-time-off time unused as the result of a request by the Company to postpone the paid-time-off, and except for any Company policy that is more favorable to Employee, any unused paid-time-off from one calendar year shall not carry-over to any subsequent calendar year.

                  (g) EXPENSE REIMBURSEMENT. The Company shall reimburse Employee for all of his expenses incurred in connection with his travel from Lake Bluff, Illinois to Fort Lauderdale, Florida until such date as Employee establishes his principal residence in Florida. If Employee believes that it is in the best interests of the Company to work over a weekend, the Company shall reimburse Employee for the expense of flying his spouse and children, if any, to Fort Lauderdale until such date as Employee establishes his principal residence in Florida. In addition, the Company shall reimburse Employee for all of his expenses incurred in connection with the relocation of his primary residence to a location in Florida including, but not limited to, moving expenses and all commissions or other fees charged by any real estate agent in connection with the sale of Employee's Lake Bluff, Illinois residence and the purchase of a residence in Florida. Amounts payable by Employee pursuant to the immediately preceding sentence shall be grossed up to include all taxes payable on amounts payable pursuant to the preceding sentence and this sentence. In addition, Employee shall, upon submission of appropriate supporting documentation, be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties hereunder in accordance with policies established by the Company. Such expenses shall include, without limitation, reasonable entertainment expenses, gasoline and toll expenses and cellular phone use charges, if such charges are directly related to the business of the Company. All expenses required to be reimbursed pursuant to this Paragraph shall be paid to Employee no later than in the month immediately following the month in which Employee submits the expense reimbursement


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request to the Company.

         5. GROUNDS FOR TERMINATION. The Board of Directors of the Company may terminate this Agreement for Cause. As used herein, "CAUSE" shall mean any of the following: (a) an act of willful misconduct or gross negligence by Employee in the performance of his material duties or obligations to the Company; provided, however, if such act is capable of cure, Employee shall be given written notice and such act shall not be deemed a basis for Cause if cured within 60 days after written notice is received by Employee specifying the alleged failure in reasonable detail (and during such 60 day period, Employee shall continue to be employed by the Company at full pay), or (b) conviction of Employee of a felony involving moral turpitude or (c) a material act of dishonesty or breach of trust on the part of Employee resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company.

         6. TERMINATION BY EMPLOYEE. Employee may terminate this Agreement with Good Reason. In the event of termination by Employee for Good Reason, Employee shall be entitled to the benefits of Paragraph 7(b) of this Agreement. "GOOD REASON" means:

                  (a) The Company materially breaches the provisions of this Agreement (except those set forth in Paragraph 4(a)) and Employee provides at least 15 days' prior written notice to the Company of the existence of such breach and his intention to terminate this Agreement (no such termination shall be effective if such breach is cured during such period); or

                  (b) The Company fails to comply with the provisions of Paragraph 4(a) or to pay any amounts due under the Management Bonus Program provisions of Paragraph 4(b) for a period of ten (10) consecutive days; or

                  (c) the Company demotes or otherwise elects or appoints the Employee to any office other than the office set forth in Paragraph 1, unless the Employee agrees in writing therewith, or fails to re-elect or appoint him to such positions, or the Company causes a material change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to Employee's positions as described in Paragraph 3; or

                  (d) The Company decreases Employee's Base Salary or percentage of bonus opportunity under the Management Bonus Program: or

                  (e) The Company materially reduces or eliminates any of Employee's welfare benefits, including, without limitation: paid vacation; paid sick time; paid legal and float holidays; medical, dental and cancer insurance, hospital indemnity, Flexible Spending, Short- and Long-term Disability insurance, Basic Group Term Life/Accidental Death & Dismemberment insurance, Supplemental Life/AD&D insurance, Spouse Life/Spouse AD&D insurance, Dependent Life insurance, Vision Plan, 401k plan, Employee Assistance Program; education reimbursement program (collectively, the "BENEFITS"); provided, however, that any change in Benefits that is made by the Company that applies to its employees generally (which change also applies to the Company's key executive employees), shall not be considered as giving rise to Good Reason; or


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                  (f)      Employee is required, without his prior written
consent, to relocate his office more than seventy-five (75) miles from the office to which Employee currently reports, which, as of the date hereof, is located at 2000 West Commercial Blvd., Fort Lauderdale, FL 33309.

         7.       PAYMENT AND OTHER PROVISIONS UPON TERMINATION.

                  (a) In the event Employee's employment with the Company (including its subsidiaries) is terminated by the Company for Cause as provided in Paragraph 5, other than pursuant to Paragraph 5(b), then, on or before Employee's last day of employment with the Company, the provisions of this Paragraph 7(a) shall apply. In addition, this Paragraph 7(a) shall apply if Employee terminates his employment without Good Reason as described in Paragraph 6.

                           i.       SALARY, PERFORMANCE AWARD, AND BONUS
PAYMENTS. The Company shall pay in a lump sum to Employee, on or before Employee's last day of employment with the Company, as compensation for services rendered to the Company, a cash amount equal to Employee's annual Base Salary as well as compensation for unused vacation time and the amount of bonus which has been earned under the Management Bonus Program as has accrued but remains unpaid. Any and all other rights granted to Employee under this Agreement shall terminate as of the date of termination.

                           ii.      NON-COMPETITION/NON-SOLICITATION PERIOD.
The provisions of Paragraphs 15 and 16 shall continue to apply with respect to Employee for a period of six (6) months following the date of termination. The non-competition and non-solicitation provisions of this Agreement shall no longer apply to Employee if the Company fails to pay the amounts required under Paragraph 7(a)(i) hereof and such failure is not cured within five (5) days after written notice of such failure is delivered to the Company.

                  (b) In the event Employee's employment with the Company (including its subsidiaries) is terminated by the Company for any reason (other than for Cause as provided in Paragraph 5 and other than as a consequence of Employee's death, as a result of a felony pursuant to Paragraph 5(b), disability, or normal retirement under the Company's retirement plans and practices), then the provisions of this Paragraph 7(b) apply. In addition, this Paragraph 7(b) shall apply if Employee terminates his employment with Good Reason as described in Paragraph 6. In addition to the amounts stated below, Employee shall be paid any other amounts by the Company to which he is entitled.

                           (i)      SALARY, PERFORMANCE AWARD AND BONUS
PAYMENTS. On or before Employee's last day of employment with the Company, the Company shall pay in a lump sum to Employee as compensation for services rendered to the Company a cash amount equal to Employee's annual Base Salary. At the election of the Company, the cash amount referred to in this Paragraph 7b.i. may be paid to Employee in periodic installments, without interest, in accordance with the regular salary payment practices of the Company, with the first such installment to be paid on or before Employee's last day of employment with the Company, and


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no interest shall be paid with respect to any amount not paid on the Employee's date of termination.

                           (ii)     VESTING OF OPTIONS AND RIGHTS.
Notwithstanding the vesting period provided for in this Agreement, any Company stock option plan and any related stock option agreements between the Company and Employee for stock options including, but not limited to, the Option Shares ("OPTIONS") and stock appreciation rights ("RIGHTS") granted Employee by the Company, all Options (including, without limitation, the Option Shares) and Rights shall become immediately exercisable upon termination of employment. In addition, Employee shall have the right to exercise all such Options (including, without limitation, the Option Shares) and Rights for the shorter of (a) two (2) years following his termination of employment or (b) with respect to each Option (including, without limitation, the Option Shares) and Right, the remainder of the period of exercisability under the terms of the appropriate documents that grant such options.

                           (iii)    BENEFIT PLAN COVERAGE. The Company shall
maintain in full force and effect for Employee and his dependents for six months after the date of termination, all life, health, accident, and disability benefit plans and other similar employee benefit plans, programs and arrangements in which Employee or his dependents were entitled to participate immediately prior to the date of termination, in such amounts as were in effect immediately prior to the date of termination, provided that such continued participation is permissible under the general terms and provisions of such benefit plans, programs and arrangements.

                  In the event that participation in any benefit plan, program or arrangement described above is barred, or any such benefit plan, program or arrangement is discontinued or the benefits thereunder materially reduced, the Company shall arrange to provide Employee and his dependents for six months after the date of termination with benefits substantially similar to those which they were entitled to receive under such benefit plans, programs and arrangements immediately prior to the date of termination. Notwithstanding any time period for continued benefits stated in this Paragraph 7(b)(iii), all benefits in this Paragraph 7(b)(iii) will terminate on the date that Employee becomes an employee of another employer and eligible to participate in the employee benefit plans of such other employer. To the extent that Employee was required to contribute amounts for the benefits described in this Paragraph 7(b)(iii) prior to his termination, he shall continue to contribute such amounts for such time as these benefits continue in effect after termination.

                           (iv)     OTHER COMPENSATION. Any awards previously
made to Employee under any of the Company's compensation plans or programs and not previously paid shall immediately vest on the date of his termination and shall be paid on that date and included as compensation in the year paid.

                           (v)      SAVINGS AND OTHER PLANS. Except as otherwise
more specifically provided herein or under the terms of the respective plans relating to termination of employment, Employee's active participation in any applicable savings, retirement, profit sharing or supplemental employee retirement plans or any deferred compensation or similar plan of the


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Company or any of its subsidiaries shall continue only through the last day of his employment. All other provisions, including any distribution and/or vested rights under such plans, shall be governed by the terms of those respective plans.

                           (vi)     NON-COMPETITION/NON-SOLICITATION PERIOD.
The provisions of Paragraphs 14 and 15 shall continue, beyond the time periods set forth in such paragraphs, to apply with respect to Employee for six (6) months following the date of termination. The non-competition and non-solicitation provisions of this Agreement shall no longer apply to Employee if the Company fails to pay the amounts required under the provisions of Paragraph 7b.i. for an uninterrupted 10-day period and such failure is not cured within 5 days after written notice of such failure is delivered to the Company.

                  (c) The provisions of this Paragraph 7 shall apply if Employee's employment is terminated prior to or more than one year after the occurrence of a Change of Control (as defined in Paragraph 8(c)). From the occurrence of any Change of Control until the first (1st) anniversary of such Change of Control, the provisions of Paragraph 8 shall apply in place of this Paragraph 7, except that in the event that Employee's employment is terminated by Employee after a Change of Control without Good Reason, then the provisions of Paragraph 8 shall not apply and the provisions of Paragraph 7(a) shall apply. Paragraphs 9, 10 and 11 shall apply in the event of termination upon death, felony conviction pursuant to Paragraph 5(b), disability and retirement, respectively.

         8.       PAYMENT AND OTHER PROVISIONS AFTER CHANGE OF CONTROL.

                  (a) SALARY, PERFORMANCE AWARD AND BONUS PAYMENTS. In the event Employee's employment with the Company is terminated within one (1) year following the occurrence of a Change of Control (other than as a consequence of his death or disability, or of his normal retirement under the Company's retirement plans and practices) either (i) by the Company for any reason whatsoever or (ii) by Employee with Good Reason as provided in Paragraph 6, then Employee shall be entitled to receive the following from the Company:

                           (i)      BASE SALARY. An amount equal to Employee's
annual Base Salary as in effect at the date of termination shall be paid on the date of termination; and

                           (ii)     OTHER BENEFITS. All benefits under
Paragraphs 7(b)(ii), 7(b)(iii), 7(b)(iv) and 7(b)(v) shall be extended to Employee as described in such paragraphs.

                  (b) NON-COMPETITION/NON-SOLICITATION PERIOD. In the event of a termination under the circumstances described in Paragraph 8(a), the provisions of Paragraphs 14 and 15 shall be without force and effect and shall not apply to Employee.

                  (c) For purposes of this Agreement, the term "CHANGE OF CONTROL" shall mean:


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                           i.               The acquisition, other than from the
Company, by any individual, entity or group (within the meaning of ss. 13(d)(3) or ss. 14(d)(2) of the Securities Exchange Act of 1934, as amended (the
"EXCHANGE ACT")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (any of the foregoing described in this Paragraph hereafter a "Person") of 30% or more of either (a) the then outstanding shares of Capital Stock of the Company (the "Outstanding Capital Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"), provided, however, that any acquisition by
(x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any Person that is eligible,pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on
Schedule 13D with respect to beneficial ownership of 30% or more of the Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Capital Stock and Voting Securities, as the case may be, shall not constitute a Change of Control; or

                           ii.              Individuals who, as of the date
hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A, or any successor section, promulgated under the Exchange Act); or

                           iii.             Approval by the shareholders of the
Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination; or


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                           iv.               (a) a complete liquidation or
dissolution of the Company or (b) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

                  (d) OPTIONS VEST UPON CHANGE OF CONTROL. In the event a Change of Control occurs during the Term of this Agreement, notwithstanding the vesting period provided for in this Agreement, any Company stock option plan and any related stock option agreements between the Company and Employee for the Options, all Options Shares and Rights shall become immediately exercisable upon the occurrence of the Change of Control. In addition, Employee will have the right to exercise all Options and Rights for the remainder of the period of their exercisability under the terms of the appropriate documents that grant such Options.

         9. TERMINATION BY REASON OF DEATH OR FELONY CONVICTION. If Employee shall die while employed by the Company prior to termination of employment for any reason, or if Employee is terminated for Cause pursuant to Paragraph 5(b) hereof, all of Employee's rights under this Agreement shall terminate with the payment of such amounts of annual Base Salary as have accrued but remain unpaid and a prorated amount of targeted bonus under the Company's Management Bonus Program through the month in which his death or termination of employment occurs, plus three additional months of the fixed salary and targeted bonus. In the event of termination as a result of the death of Employee, all benefits under 7(b)(ii), 7(b)(iv) and 7(b)(v) shall be extended to Employee's estate as described in such paragraphs and Employee's eligible dependents shall receive continued benefit plan coverage under Paragraph 7(b)(iii) for three (3) months from the date of Employee's death.

         10. TERMINATION BY DISABILITY. Employee's employment hereunder may be terminated by the Company for disability. In such event, all Employee's rights under this Agreement shall terminate with the payment of such amounts of annual Base Salary as have accrued but remain unpaid as of thirtieth (30th) day after such notice is given except that all benefits under Paragraphs 7b.ii, 7b.iii, 7b.iv. and 7b.v. shall be extended to Employee as described in such paragraphs. In addition, the non-competition and non-solicitation provisions of Paragraphs 14 and 15 shall continue to apply to Employee for a period of one year from the date of termination.

For purposes of this Agreement, "disability" is defined to mean that, as a result of Employee's incapacity due to physical or mental illness:

                  (a) Employee shall have been absent from his duties as an officer of the Company on a substantially full-time basis for six (6) consecutive months; and


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                  (b)      Within thirty (30) days after the Company notifies
Employee in writing that it intends to replace him, Employee shall not have returned to the performance of his duties as an officer of the Company on a full-time basis.

         11. RETIREMENT. Retirement of Employee, whether occurring as a result of a voluntary termination by Employee or an involuntary termination as the result of reach the retirement age as may be set forth in the Company's retirement plan, shall be treated as a voluntary termination without Good Reason and the provisions of Paragraph 7(a) shall apply. If during the Term or any extension thereof, the Company adopts a retirement plan with respect to executive officers of the Company, Employee shall have the right to participate in such plan.

         12.      INDEMNIFICATION.

         (a) If litigation shall be brought, in the event of breach or to enforce or interpret any provision contained herein, the non-prevailing party shall indemnify the prevailing party for reasonable attorneys' fees (including those for negotiations, trial and appeals) and disbursements incurred by the prevailing party in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the prevailing party calculated at the generally prevailing NationsBank of Florida, N.A. base rate of interest charged to its commercial customers in effect from time to time from the date that payment(s) to him should have been made under this Agreement.

         (b) Notwithstanding the foregoing, the Corporation shall indemnify the Employee in his capacity as an officer, director and employee of the Company to the maximum extent permissible under applicable law and in accordance with the Company's Bylaws and Articles of Incorporation.

         13. MEMBERSHIP IN BOARD OF DIRECTORS. The Company, through its Board of Directors and officers, shall take action within its authority to nominate Employee for election by the shareholders of the Company as a member of the Board of Directors (unless Employee elects not to serve thereon) and to include his nomination in the Company's proxy materials.

         14.      NON-COMPETITION.

                  (a) At all times during Employee's employment hereunder, and for such additional periods as may otherwise be set forth in this Agreement in reference to this Paragraph 14, Employee shall not, directly or indirectly, engage in any business, enterprise or employment, whether as owner, operator, shareholder, director, partner, creditor, consultant, agent or any capacity whatsoever that manufactures products designed to compete directly with products of the Company or markets such products anywhere in the world where the Company (i) is engaged in business or (ii) has evidenced an intention of engaging in business. Employee acknowledges that he has read the foregoing and agrees that the nature of the geographical restrictions are reasonable given the international nature of the Company's business.


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In the event that these geographical or temporal restrictions are judicially determined to be unreasonable, the parties agree that these restrictions shall be judicially reformed to the maximum restrictions which are reasonable.

                           (b)      Notwithstanding the provisions of the
preceding Paragraph 14a., Employee may accept employment with a company that would be deemed to be a competitor of the Company as described in the previous sentence ("Competitor"), so long as (i) the Competitor has had annual revenues of at least $1 billion in each of the prior two fiscal years, (ii) the Competitor's revenues for products and maintenance in direct competition with the Company does not exceed 50% of its total revenues and (iii) Employee's responsibilities are solely for divisions or subsidiaries of the Competitor that do not compete with the Company.

         15. NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS. At all times during Employee's employment hereunder, or for such additional periods as may otherwise be set forth in this Agreement in reference to this Paragraph 15, Employee shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the Company, its affiliates, subsidiaries or predecessors in interest, unless such employee or former employee has not been employed by the Company, its affiliates, subsidiaries or predecessors in interest during the twelve months prior to Employee's attempt to employ him, or (b) call on or solicit any of the actual or targeted prospective customers of the Company or its affiliates, subsidiaries or predecessors in interest with respect to any matters related to or competitive with the business of the Company.

         16.               CONFIDENTIALITY.

                           (a)      NONDISCLOSURE. Employee acknowledges and
agrees that the Confidential Information (as defined below) is a valuable, special and unique asset of the Company's business. Accordingly, except in connection with the performance of his duties hereunder, Employee shall not at any time during or for a period of two (2) years subsequent to the term of his employment hereunder disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity any proprietary or confidential information relating to the Company or any information concerning the Company's financial condition or prospects, the Company's customers, the design, development, manufacture, marketing or sale of the Company's products or the Company's methods of operating its business (collectively "Confidential Information"); provided, however that the Employee shall not at any time during or subsequent to his employment hereunder disclose the Company's customers to any third party. Confidential Information shall not include information which, at the time of disclosure, is known or available to the general public by publication or otherwise through no act or failure to act on the part of Employee.

                           (b)      RETURN OF CONFIDENTIAL INFORMATION. Upon
termination of Employee's employment, for whatever reason and whether voluntary or involuntary, or at any time at the request of the Company, Employee shall promptly return all Confidential Information in the possession or under the control of Employee to the Company and shall not retain any


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copies or other reproductions or extracts thereof. Employee shall at any time at the request of the Company destroy or have destroyed all memoranda, notes, reports, and documents, whether in "hard copy" form or as stored on magnetic or other media, and all copies and other reproductions and extracts thereof, prepared by Employee and shall provide the Company with a certificate that the foregoing materials have in fact been returned or destroyed.

                           (c)      BOOKS AND RECORDS. All books, records and
accounts whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of Employee's employment hereunder or upon the Company's request at any time.

         17. INJUNCTION/SPECIFIC PERFORMANCE SETOFF. Employee acknowledges that a breach of any of the provisions of Paragraphs 14, 15 or 16 hereof would result in immediate and irreparable injury to the Company which cannot be adequately or reasonably compensated at law. Therefore, Employee agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary and permanent injunction, without the posting of a bond, enjoining and restraining such breach by Employee or his agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever other remedies for actual damages to which the Company is entitled.

         18. SEVERABILITY. Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         19. SUCCESSORS. This Agreement shall be binding upon Employee and inure to his and his estate's benefit, and shall be binding upon and inure to the benefit of the Company and any permitted successor of the Company. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by:
Employee or anyone claiming through Employee; or by the Company, except to any corporation which is the successor in interest to the Company by reason of a merger, consolidation or sale of substantially all of the assets of the Company. The foregoing sentence shall not be deemed to have any effect upon the rights of Employee upon a Change of Control.

         20. CONTROLLING LAW. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Florida.

         21. NOTICES. Any notice required or permitted to be given hereunder shall be written and sent by registered or certified mail, telecommunicated or hand delivered at the address set forth herein or to any other address of which notice is given:

         To the Company:            CyberGuard Corporation
                                    2000 West Commercial Boulevard
                                    Fort Lauderdale, Florida 33309
                                    Attention:  President


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


         To Employee:               Scott Hammack
                                    [at such address as appears in the records of the Company as being the last-known address of the Employee]


         With a copy to:            Patzik, Frank & Samotny Ltd.
                                    150 South Wacker Drive
                                    Suite 900
                                    Chicago, Illinois 60606
                                    Attention:  Gary I. Walt, Esq.

         22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto on the subject matter hereof and may not be modified without the written agreement of both parties hereto.

         23. WAIVER. A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party.

         24. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute a single agreement.

         25. INTERPRETATION. In the event of an irreconcilable conflict between the provisions of this Agreement and any other agreement or document defining rights and duties of Employee or the Company upon Employee's termination, the rights and duties set forth in this Agreement shall control.

         26. CERTAIN LIMITATIONS ON REMEDIES. Paragraph 7(b) provides that certain payments and other benefits shall be received by Employee upon the termination of Employee by the Company other than for Cause and states that these same provisions shall apply if Employee terminates his employment for Good Reason. It is the intention of this Agreement that if the Company terminates Employee other than for Cause (and other than as a consequence of Employee's death or disability) or if Employee terminates his employment with Good Reason, then the payments and other benefits set forth in Paragraph 7(b) shall constitute the sole and exclusive remedies of Employee.

         27. SURVIVAL. Notwithstanding the provisions of Paragraph 2, the provisions of Paragraphs 14, 15 and 16 shall survive the expiration or early termination of this Agreement.

         IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties as of the date first above written.

         COMPANY:


         CYBERGUARD CORPORATION


         By:
            ---------------------------------------
         Its:
             --------------------------------------

         EMPLOYEE:


         ------------------------------------------
         Scott J. Hammack

                                    EXHIBIT A

                                OPTION AGREEMENT

                                    EXHIBIT B

                            MANAGEMENT BONUS PROGRAM